Exhibit 32.1

Certification Pursuant to 18 U.S.C. § 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

BNSF Railway Company

In connection with the Quarterly Report of BNSF Railway Company (the “Company”) on Form 10-Q for the period ended September 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Carl R. Ice, President and Chief Executive Officer of the Company, and Julie A. Piggott, Executive Vice President and Chief Financial Officer of the Company, each hereby certifies that, to his and her knowledge on the date hereof:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 3, 2017

/s/ Carl R. Ice	/s/ Julie A. Piggott

Carl R. Ice	Julie A. Piggott
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to BNSF Railway Company and will be retained by BNSF Railway Company and furnished to the Securities and Exchange Commission or its staff upon request.

E-4